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                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and David R. Martin, Principal Financial Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By: /s/ David G. Booth
    ------------------------------------
    David G. Booth
    Principal Executive Officer
    DFA Investment Dimensions Group Inc.

Date: January 5, 2012


By: /s/ David R. Martin
    ------------------------------------
    David R. Martin
    Principal Financial Officer
    DFA Investment Dimensions Group Inc.

Date: January 5, 2012